UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 28, 2015

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders for Opexa Therapeutics, Inc. (“Opexa”) was held on August 28, 2015 (the “Annual Meeting”).  Four proposals were submitted to shareholders as described in the 2015 Proxy Statement and were approved by shareholders at the Annual Meeting.  The proposals and the results of the shareholder votes are as follows.

1.			Broker
	For	Withheld	Non-Votes
Proposal to elect six directors
for one-year terms:

Timothy C. Barabe	12,503,559	957,541	25,588,136
Hans-Peter Hartung	10,401,629	3,059,471	25,588,136
Gail J. Maderis	12,324,939	1,136,161	25,588,136
Michael S. Richman	12,496,172	964,928	25,588,136
Scott B. Seaman	12,322,816	1,138,284	25,588,136
Neil K. Warma	12,258,953	1,202,147	25,588,136

2.				Broker
	For	Against	Abstain	Non-Votes
Proposal to approve
an amendment to the Restated
Certificate of Formation to increase
the number of authorized shares
of common stock to 150 million	30,436,939	8,216,038	396,259	0

3.				Broker
	For	Against	Abstain	Non-Votes
Proposal to approve
an amendment to the Restated
Certificate of Formation to effect
a reverse stock split of the
common stock, as determined
by the Board of Directors in its
discretion, of a ratio of not less
than 1-for-4 and not more than
1-for-8	34,060,036	4,624,809	364,391	0

4.				Broker
	For	Against	Abstain	Non-Votes
Proposal to ratify the
appointment of MaloneBailey, LLP
as independent auditors for the fiscal
year ending December 31, 2015	37,409,987	1,025,212	614,037	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPEXA THERAPEUTICS, INC.

Dated: September 3, 2015	By:	/s/ Karthik Radhakrishnan
Karthik Radhakrishnan
Chief Financial Officer

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